Exhibit 1.1

Regency Centers Corporation

Up to $200,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: August 6, 2013

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Officer’s Certificate
Exhibit G	–	Issuer Free Writing Prospectuses

ii

Regency Centers Corporation

Up to $200,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

August 6, 2013

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

Regency Centers Corporation, a Florida corporation (the “Company”), which is the general partner of Regency Centers, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Jefferies LLC (“Jefferies”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Jefferies, acting as agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sale price of up to $200,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Jefferies shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Jefferies will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-174535), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Jefferies, for use by Jefferies, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below)

subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

The Company and the Partnership have also entered into four separate equity distribution agreements (each, an “Alternative Distribution Agreement”), each dated as of the date hereof, with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets LLC respectively (each, an “Alternative Placement Agent”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Jefferies or the Alternative Placement Agents by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and, if addressed to Jefferies, shall be addressed to each of the individuals from Jefferies set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Jefferies wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Jefferies will, prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to Jefferies, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Jefferies set forth on Exhibit B setting forth the terms that Jefferies is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Jefferies until the Company delivers to Jefferies an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Jefferies set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Jefferies’ acceptance of the terms of the Placement Notice or upon receipt by Jefferies of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to Jefferies in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Jefferies will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Jefferies and either (i) Jefferies accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by Jefferies.

Subject to the provisions of Section 6(a), Jefferies, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Jefferies will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Jefferies pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Jefferies (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Jefferies may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Jefferies may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales. The Company or Jefferies may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities by Jefferies; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreements. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company and the Partnership. The Company and the Partnership jointly and severally represent and warrant to Jefferies as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Jefferies, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and the General Disclosure Package (as defined in Section 19 below) at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Jefferies expressly for use therein.

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Jefferies (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date supplemented by and taken together with the General Disclosure Package and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Jefferies specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and the Partnership and its subsidiaries, are independent public accountants as required by the Securities Act and the Exchange Act.

(4) Financial Statements. The financial statements (including the related notes thereto) of each of the Company and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of each of the Company and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and the Partnership and its consolidated subsidiaries and presents fairly the information shown thereby; any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the Prospectus; and the interactive data in eXtensible Business Reporting Language furnished by the Company to the Commission has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5) No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries (including the Partnership) has sustained since the date of the latest financial statements included or incorporated by reference in the Registration Statement and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock of the Company or any of its subsidiaries (including the Partnership) (other than issuances of capital stock in connection with employee benefit plans, the exercise of options, the exchange of Partnership units and the payment of earn-outs pursuant to contractual commitments) or in the partners’ capital of the Partnership or any of its subsidiaries, any material change in mortgage loans payable or long-term debt of the Company or any of its subsidiaries (including the Partnership) in excess of $20,000,000 or in the mortgage loans payable or long-term debt of the Partnership or any of its subsidiaries (other than borrowings and repayments under the Company’s term loan agreement), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’ capital or results of operations of the Company and its subsidiaries (including the Partnership) considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus (other than ordinary course dividends to be paid on the Company’s Common Stock); and neither the Company nor any of its subsidiaries (including the Partnership) has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole.

(6) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization; the Partnership has been duly organized and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(7) Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus; except as set forth on Exhibit D, all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth on Exhibit D and for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Partnership has an authorized capitalization as set forth in the Prospectus, and all of the issued partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable; and there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement and the Prospectus.

(8) Power and Authority. Each of the Company and the Partnership has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of them of this Agreement and the consummation by each of them of the transactions contemplated hereby has been duly and validly taken.

(9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Partnership.

(10) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Securities being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Securities being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance. The certificates used by the Company to evidence the Common Stock are in valid and sufficient form.

(11) Description of Securities. The Common Stock and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(12) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries (including the Partnership) is in violation of its Articles of Incorporation, Bylaws, Certificate of Limited Partnership or partnership agreement or in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound. The issue and sale of the Securities and the compliance by the Company and the Partnership with all of the provisions of the Securities, this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries (including the Partnership) is a party or by which the Company or any of its subsidiaries (including the Partnership) is bound or to which any of the property or assets of the Company or any of its subsidiaries (including the Partnership) is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, the Certificate of Limited Partnership or partnership agreement of the Partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries (including the Partnership) or any of their properties.

(13) Absence of Labor Dispute. No labor disturbance by or dispute with employees of the Company and its subsidiaries (including the Partnership) exists or, to the knowledge of the Company or the Partnership, is contemplated or threatened, and neither the Company nor the Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a material adverse effect on the current or future financial position, stockholders’ equity, partners’ capital or results of operations of the Company and its subsidiaries (including the Partnership) considered as one enterprise (“Material Adverse Effect”).

(14) Absence of Proceedings. Other than as set forth in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries (including the Partnership) is a party or of which any property of the Company or any of its subsidiaries (including the Partnership) is the subject which, if determined adversely to the Company or any of its subsidiaries (including the Partnership), would individually or in the aggregate have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereunder; and, to the best of the Partnership’s knowledge and the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(15) Accuracy of Descriptions and Exhibits. The statements set forth in the Registration Statement and Prospectus under the captions “General Description of the Securities that May Be Offered by Regency Centers Corporation” and “Description of Common Stock of Regency Centers Corporation”, insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain Material Federal Income Tax Considerations”, “Additional Federal Income Tax Considerations”, “Certain Provisions of Florida Law and of Our Articles of Incorporation and Bylaws”, “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the laws and the documents referred to therein, are accurate and complete in all material respects.

(16) Possession of Intellectual Property. The Company and its subsidiaries (including the Partnership) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and its subsidiaries (including the Partnership) have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(17) Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Partnership of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by or through Jefferies.

(18) Possession of Licenses and Permits. The Company and its subsidiaries (including the Partnership) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except for licenses, certificates, permits or authorizations which the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries (including the Partnership) has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(19) Title to Property. The Company and its subsidiaries (including the Partnership) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries (including the Partnership); and any real property and buildings held under lease by the Company and its subsidiaries (including the Partnership) are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (including the Partnership).

(20) Investment Company Act. Neither the Partnership nor the Company is, and after giving effect to the offering and sale of the Securities, will be an “investment company”, or an entity “controlled” by an “investment company”, as such terms are defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(21) Environmental Laws. (i) The Company and its subsidiaries (including the Partnership) (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company and its subsidiaries (including the Partnership), except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company and its subsidiaries

(including the Partnership) under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries (including the Partnership) are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries (including the Partnership), and (c) none of the Company and its subsidiaries (including the Partnership) anticipates material capital expenditures relating to any Environmental Laws.

(22) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company and its subsidiaries (including the Partnership) (or, to the knowledge of the Company and its subsidiaries (including the Partnership), any other entity (including any predecessor) for whose acts or omissions the Company and its subsidiaries (including the Partnership) is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company and its subsidiaries (including the Partnership), or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability of the Company and its subsidiaries (including the Partnership) under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(23) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Company under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.

(24) NYSE. The outstanding shares of Common Stock and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange, Inc. (the “NYSE”), and are registered pursuant to Section 12(b) of the Exchange Act; the Company is in material compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company’s knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from the NYSE nor has the Company taken any action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE.

(25) Tax Returns. The Company and its subsidiaries (including the Partnership) have filed all foreign, federal, state and local tax returns that are required to be filed (taking into account any applicable extensions), except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to by paid by them and any assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and for which appropriate reserves have been included in the applicable financial statements and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(26) Real Estate Investment Trust. The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code (the “Code”), for each of the fiscal years from its inception through the most recently completed fiscal year, and the Company’s present and contemplated organization, ownership, method of operation, assets and income are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future.

(27) Insurance. The Company and its subsidiaries (including the Partnership) have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries (including the Partnership) and their respective businesses; and neither the Company nor any of its subsidiaries (including the Partnership) has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(28) Accounting Controls and Disclosure Controls. The Company and its subsidiaries (including the Partnership) maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language furnished by the Company to the Commission has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s or the Partnership’s internal controls. The Company and its subsidiaries (including the Partnership) maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and the Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company or the Partnership’s respective management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries (including the Partnership) have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(29) Compliance with the Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(30) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Jefferies as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Jefferies.

(31) Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(32) Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(33) Statistical, Demographic or Market-Related Data. Nothing has come to the attention of the Company or the Partnership that has caused the Company or the Partnership to believe that the statistical, demographic and market-related data included in the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(34) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries (including the Partnership) nor, to the knowledge of the Company or the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (including the Partnership) is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to pay or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries (including the Partnership) have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(35) Money Laundering Laws. The operations of the Company and its subsidiaries (including the Partnership) are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (including the Partnership) with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(36) OFAC. Neither the Company nor any of its subsidiaries (including the Partnership) nor, to the knowledge of the Company or the Partnership, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the

Partnership will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(37) Extensions of Credit and Margin Requirements. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System.

(38) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Jefferies, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to Jefferies or any affiliate thereof.

(39) Statements and Financial Information. The statements and financial information (including the assumptions described therein) constituting forward looking information included in the Prospectus or incorporated by reference therein from the Partnership’s and the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 (in each case under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) (collectively, the “Projections”) (i) are within the coverage of the safe harbor for forward-looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company and the Partnership with a reasonable basis and in good faith and reflect the Partnership’s and the Company’s good faith best estimate of the matters described therein, and (iii) have been prepared in all material respects in accordance with Item 10 of Regulation S-K under the Securities Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Partnership, the Company or the Company’s subsidiaries are aware of any business, economic or industry developments materially inconsistent with the assumptions underlying the Projections.

(40) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to Jefferies hereunder.

(41) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries (including the Partnership), on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries (including the Partnership), on the other, that is required by the Securities Act to be described in the Prospectus and is not so described.

(42) ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries (including the Partnership); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries (including the Partnership); (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries (including the Partnership); (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries (including the Partnership). None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries (including the Partnership) in the current fiscal year of the Company and its subsidiaries (including the Partnership) compared to the amount of such contributions made in the Company and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ (including the Partnership’s) “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ (including the Partnership’s) most recently completed fiscal year.

(43) No Other Contracts. Neither the Company nor any of its subsidiaries (including the Partnership) is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries (including the Partnership) or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(44) Proprietary Trading by Jefferies. The Company acknowledges and agrees that Jefferies has informed the Company that Jefferies may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Jefferies in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Jefferies in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Jefferies may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).

(45) No Prohibition on Dividends by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to Jefferies or to counsel for Jefferies shall be deemed a representation and warranty by the Company to Jefferies as to the matters covered thereby.

SECTION 6. Sale and Delivery to Jefferies; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Jefferies’ acceptance of the terms of a Placement Notice or upon receipt by Jefferies of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Jefferies, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that Jefferies will be successful in selling Placement Securities, (ii) Jefferies will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Jefferies to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement

Securities as required under this Section 6 and (iii) Jefferies shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Jefferies in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Jefferies at which such Placement Securities were sold, after deduction for (i) Jefferies’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts then due and payable by the Company to Jefferies hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Jefferies’ or its designee’s account (provided Jefferies shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (the “Custodian”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Jefferies will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold Jefferies harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to Jefferies any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as Jefferies may request in writing at least one full business day before the Settlement Date. The certificates for the Securities will be made available for examination and packaging by Jefferies in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Jefferies shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreements, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Jefferies in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Jefferies in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f) Limitation on Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of Jefferies or an Alternative Placement Agent on any single given day, but in no event more than one, and the Company shall in no event request that Jefferies and the Alternative Placement Agents sell Securities on the same day; provided, however, that (A) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders under dividend reinvestment plans of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (B) the foregoing limitation shall not apply on any day during which no sales are made pursuant to this Agreement. Notwithstanding the foregoing, the Company shall be permitted, at any time and from time to time, to engage one or more additional agents and/or principals, that once engaged, may offer to sell, solicit an offer to buy or sell the Securities, and at such time(s) Jefferies shall agree to cooperate with and do such other things reasonably requested by the Company in order to allow for such engagement(s).

(g) Period for Restrictions on Offers and Sales. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to Jefferies given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and Jefferies shall not be obligated to offer or sell any Securities, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is in possession of material non-public information, (iii) on any date on which the Company is making a presentation to investors at an investor or similar conference, or (iv) except as provided in Section 6(h), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h) Removal of Restrictions on Offers and Sales. If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to Jefferies (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to Jefferies, and obtain the consent of Jefferies to the filing thereof (such consent not to be unreasonably withheld), (ii) provide Jefferies with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 7(o), (p), (q) and (r); respectively, (iii) afford Jefferies the opportunity to conduct a due diligence review in accordance with Section 7(m) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 6(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 and (B) this Section 6(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 6(g), which shall have independent application.

(i) Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date, the Registration Statement Amendment Date (as defined in the following sentence), the date on which the Company files with the Commission an annual report on Form 10-K or a quarterly report on Form 10-Q, or on any date the Agent may so request, the Company shall be deemed to have affirmed each representation and warranty contained in Section 5 of this Agreement. “Registration Statement Amendment Date” shall mean each date the Registration Statement or the Prospectus shall be amended or supplemented (other than (i) by an amendment or supplement providing solely for the determination of the terms of the Securities, (ii) in connection with the filing of a prospectus supplement that contains solely the information with regard to the number of Securities sold through Jefferies under this Agreement, the net proceeds received by the Company and the compensation paid by the Company to Jefferies with respect to sales of Securities pursuant to this Agreement in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Securities were made through Jefferies under this Agreement, (iii) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (iv) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)). Any obligation of Jefferies to use its commercially reasonable efforts to sell the Securities on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company set forth in Section 5 herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

SECTION 7. Covenants of the Company and the Partnership. The Company and the Partnership, jointly and severally, covenant with Jefferies as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Jefferies under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Jefferies promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Jefferies’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Jefferies’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Jefferies (provided, however, that the failure of Jefferies to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Jefferies’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Jefferies within a reasonable period of time before the filing and Jefferies has not reasonably objected thereto (provided, however, that the failure of Jefferies to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Jefferies’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Jefferies at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iii) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise Jefferies, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to Jefferies and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, except to the extent such incorporated documents are available via EDGAR), in each case as soon as reasonably practicable and in such quantities and at such locations as Jefferies may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Jefferies will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Jefferies or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Jefferies to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Jefferies such number of copies of such amendment or supplement as Jefferies may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Jefferies to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with Jefferies, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Jefferies may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Jefferies the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Jefferies under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company will not, without giving Jefferies at least two (2) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Common Stock to be offered and sold through Jefferies or the Alternative Placement Agents pursuant to this Agreement, the Alternative Distribution Agreements or any terms agreement, (ii) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (iii) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Stock upon exercise thereof, (iv) the issuance of securities, not to exceed 5% of the outstanding capital stock of the Company, in connection with an acquisition, merger, or sale or purchase of assets described in the Prospectus (including by incorporation by reference) or in connection with a non-material acquisition, merger, sale, or purchase of assets, or (v) the issuance of securities in connection with the conversion of limited partnership interests.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Jefferies promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Jefferies pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Jefferies or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Jefferies may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through Jefferies, the Net Proceeds to the Company and the compensation payable by the Company to Jefferies with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by Jefferies (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish Jefferies with a certificate, in the form attached hereto as Exhibit F within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Jefferies with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Jefferies sells any Placement Securities, the Company shall provide Jefferies with a certificate, in the form attached hereto as Exhibit F, dated the date of the Placement Notice.

(p) Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause to be furnished to Jefferies a written opinion of Foley & Lardner LLP (“Company Counsel”), or other counsel satisfactory to Jefferies, in form and substance satisfactory to Jefferies and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Jefferies with a letter (a “Reliance Letter”) to the effect that Jefferies may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Agent Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit C for which no waiver is applicable, Jefferies shall have received the favorable opinion of Sullivan & Cromwell LLP, counsel to Jefferies, dated as of such date, in customary form and substance satisfactory to Jefferies, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(r) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish Jefferies letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Jefferies, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Jefferies; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t) Insurance. The Company and its subsidiaries (including the Partnership) shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u) Compliance with Laws. The Company and each of its subsidiaries (including the Partnership) shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries (including the Partnership) shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Jefferies in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Jefferies in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Jefferies as principal or agent hereunder.

(y) Sarbanes-Oxley Act. The Company and its subsidiaries (including the Partnership) will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(z) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify Jefferies and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(z) Real Estate Investment Trust Treatment. The Company will take all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a Real Estate Investment Trust under the Code for subsequent tax years that include any portion of the term of this Agreement.

(aa) Refusal to Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 5(a)(1) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by Jefferies the right to refuse to purchase and pay for such Securities.

(bb) Proprietary Trading by Jefferies. The Company consents to Jefferies trading in the Company’s Common Stock for its own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Jefferies of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Jefferies, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Jefferies, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Jefferies in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to Jefferies of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Jefferies to investors, (vii) the preparation, printing and delivery to Jefferies of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Jefferies in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, (xi) the disbursements of counsel for Jefferies in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $25,000,000 or more have not been offered and sold under this Agreement and the Alternative Distribution Agreements collectively between the date hereof and the first anniversary of the date of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Jefferies for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Jefferies incurred by Jefferies in connection with the transactions contemplated by this Agreement (the “Jefferies Expenses”, and together with the similar expenses incurred by the Alternative Placement Agents as defined in the Alternative Distribution Agreements, the “Expenses”). The Expenses shall be divided among Jefferies and the Alternative Placement Agents in amounts proportionate to the aggregate offering price of Securities sold by Jefferies under this Agreement and by the Alternative Placements Agents under the Alternative Distribution Agreements, after taking into account the amount of Expenses actually paid by Jefferies and the Alternative Placement Agents. The Jefferies Expenses shall be due and payable by the Company to Jefferies within five (5) business days of the Determination Date.

(b) Termination of Agreement. If this Agreement is terminated by Jefferies in accordance with the provisions of Section 9(m) or Section 13(a)(i) hereof, the Company shall, unless Securities having an aggregate offering price of $25,000,000 have been sold under this Agreement prior to termination, reimburse Jefferies for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Jefferies.

SECTION 9. Conditions of Jefferies’ Obligations. The obligations of Jefferies hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company (including the Partnership) delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries (including the Partnership) of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Jefferies shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Jefferies’ reasonable opinion is material, or omits to state a fact that in Jefferies’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, partners’ capital or results of operations of the Company and its subsidiaries (including the Partnership) considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinions of Counsel. Jefferies shall have received the favorable opinions of counsel, required to be delivered pursuant to Section 7(p) and Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p) and Section 7(q), as applicable.

(f) Representation Certificate. Jefferies shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letter. Jefferies shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such opinion is required pursuant to Section 7(r).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on the NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on the NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Downgrade. On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the securities of the Company by any “nationally recognized statistical rating organization” as that term is defined for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Jefferies shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Jefferies by notice to the Company, and such termination shall be without liability of any party to any other party, except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless Jefferies, its officers and directors, its selling agents and its affiliates, as such term is defined in Rule 501(b) under the Securities Act, and each person, if any, who controls Jefferies within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows (together, the “Affiliates”):

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jefferies), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Jefferies expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by Jefferies. Jefferies agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Jefferies expressly for use therein.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Jefferies, its officers and directors, its selling agents and its Affiliates shall be selected by Jefferies; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Jefferies, its officers and directors, its selling agents and its Affiliates, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Jefferies on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of Jefferies on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and Jefferies on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by Jefferies, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and Jefferies on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Jefferies and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Jefferies agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, Jefferies shall not be required to contribute any amount in excess of the amount by which the total commissions received by Jefferies for Securities underwritten by it and distributed to the public exceeds the amount of any damages which Jefferies has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each Affiliate, selling agent, director, officer or employee of Jefferies shall have the same rights to contribution as Jefferies, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Jefferies or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to Jefferies.

SECTION 13. Termination of Agreement.

(a) Termination; General. Jefferies may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if, in the judgment of Jefferies (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Jefferies, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by Jefferies. Jefferies shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through Jefferies or the Alternative Placement Agents on the terms and subject to the conditions set forth herein and in the Alternative Distribution Agreements with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Section 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Jefferies or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8(b) hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Jefferies shall be directed to Jefferies at Jefferies LLC, 520 Madison Avenue, New York, New York 10022, fax no. (646) 619-4437, Attention of General Counsel; notices to the Company shall be directed to it at Regency Centers Corp., One Independence Drive, Suite 114, Jacksonville, Florida 32202, fax no. (904) 354-1832, Attention of Chris Leavitt.

SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon Jefferies, the Company, the Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Jefferies, the Company, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Jefferies, the Company, the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Jefferies shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17. Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles in the United States.

“General Disclosure Package” means the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Securities, together with the public offering price of such Securities).

“Investment Company Act” means the Investment Company Act of 1940, as amended.”

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to Jefferies for use in connection with the offering of the Securities.

“NYSE” means the New York Stock Exchange.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Jefferies outside of the United States.

SECTION 20. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of Jefferies, and Jefferies represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Jefferies or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit G hereto are Permitted Free Writing Prospectuses.

SECTION 21. Absence of Fiduciary Relationship. The Company and the Partnership acknowledge and agree that:

(a) Jefferies is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Jefferies, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Jefferies has advised or is advising the Company on other matters, and Jefferies has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by Jefferies;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) Jefferies has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that Jefferies and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Jefferies has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f) it waives, to the fullest extent permitted by law, any claims it may have against Jefferies for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Jefferies shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Jefferies and the Company in accordance with its terms.

Very truly yours,

REGENCY CENTERS CORPORATION

By
Name: Title:

REGENCY CENTERS, L.P.

By Regency Centers Corporation

By
Name: Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

JEFFERIES LLC

By
Authorized Signatory

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Regency Centers Corporation (the “Company”), Regency Centers, L.P. and Jefferies LLC (“Jefferies”) dated August [—], 2013 (the “Agreement”), I hereby request on behalf of the Company that Jefferies sell up to [    ] of the Company’s common shares of beneficial ownership, par value $0.01 per share, at a minimum market price of $             per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY JEFFERIES, AND/OR THE CAPACITY IN WHICH JEFFERIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Jefferies LLC

Kevin Kology

Managing Director

Cash Sales Trader

Jefferies LLC

520 Madison Avenue

New York, New York 10022

tel:    +1 212.284.2163

fax:   +1 646.786.5491

Mike Judlowe

Managing Director

Equity Capital Markets

Jefferies LLC

520 Madison Avenue

New York, New York 10022

tel:    +1 212.323.7515

fax:   +1 646.224.9784

William (Liam) J. Nolan

Vice President

Equity Capital Markets

Jefferies LLC

520 Madison Avenue

New York, New York 10022

tel:    +1 212.284.3419

fax:   +1 646.786.5899

Regency Centers Corporation

Lisa Palmer

Executive Vice President and Chief Financial Officer

One Independence Drive

Suite 114

Jacksonville, FL 32202

Office: (904) 598-7636

Fax: (904) 354-1832

lpalmer@regencycenters.com

Chris Leavitt

SVP, Secretary & Treasury

One Independence Drive

Suite 114

Jacksonville, FL 32202

Office: (904) 598-7608

Fax: (904) 354-1832

cleavitt@regencycenters.com

Michael Mas

SVP, Capital Markets

One Independence Drive

Suite 114

Jacksonville, FL 32202

Office: (904) 598-7470

Fax: (904) 354-1832

michaelmas@regencycenters.com

B-1

EXHIBIT C

COMPENSATION

Jefferies shall be paid compensation that will not exceed 2.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

C-1

Exhibit D

REGENCY CENTERS CORPORATION

Subsidiaries of the Company

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Regency Centers, L.P.	Delaware	Regency Centers Corporation Outside Investors	General Partner Limited Partners	99.0 1.0	% %

Columbia Cameron Village SPE, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	30 70	% %

Columbia Cameron Village, LLC	Delaware	Columbia Cameron Village SPE, LLC	Member	100%

Columbia Regency Retail Partners, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20 80	% %

Columbia Retail Baker Hill, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Dulles, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Geneva Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Shorewood Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Special Member (GLP), LLC	Delaware	Columbia Perfco, L.P. Regency Centers, L.P.	Member Managing Member	80 20	% %

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Columbia Retail Stearns Crossing, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Texas 3, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Retail Sweetwater Plaza, LP	Delaware	Columbia Retail Texas 3, LLC Columbia Regency Retail Partners, LLC	General Partner Limited Partner	1 99	% %

Columbia Retail Washington 1, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Cascade Plaza, LLC	Delaware	Columbia Retail Washington 1, LLC	Member	100%

Columbia Julington Village, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Palm Valley Marketplace, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Park Plaza Member, LLC	Delaware	Columbia Regency Retail Partners, LLC	Member	100%

Columbia Park Plaza, LLC	Delaware	Columbia Park Plaza Member, LLC	Member	100%

Columbia Regency Partners II, LLC	Delaware	Regency Centers, L.P. Columbia Perfco Partners, L.P.	Managing Member Member	20 80	% %

Columbia II Burnt Mills Shopping Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Cochran Commons, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Hollymead Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Hollymead, LLC	Delaware	Hollymead Town Center, LLC	Member	100%

Columbia II Johns Creek, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Lorton Station Marketplace Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Lorton Station Marketplace, LLC	Delaware	Columbia Lorton Station Marketplace Member, LLC	Member	100%

Columbia Lorton Station Town Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Marina Shores, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Plantation Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Plantation Plaza, LLC	Delaware	Columbia Plantation Plaza Member, LLC	Member	100%

Columbia Rockridge Center, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Shorewood Crossing Phase 2 Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Shorewood Crossing Phase 2, LLC	Delaware	Columbia Shorewood Crossing Phase 2 Member, LLC	Member	100%

Columbia Shorewood Crossing Phase 3, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Signal Hill Two, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Signal Hill, LLC	Delaware	Signal Hill Two, LLC	Member	100%

Columbia Speedway Plaza Member, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia Speedway Plaza, LLC	Delaware	Columbia Speedway Plaza Member, LLC	Member	100%

Columbia Sutton Square, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Columbia II Highland Knolls, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Holding, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

Columbia II Island Crossing, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II King Plaza, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II Lost Mountain, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II Raley’s Center, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II Surfside Beach Commons, LLC	Delaware	Columbia II Holding, LLC	Member	100%

Columbia II Village Plaza, LLC	Delaware	Columbia Regency Partners II, LLC	Member	100%

GRI-Regency, LLC	Delaware	Global Retail Investors, LLC Regency Centers, L.P.	Member Managing Member	60 40	% %

FW PA-Mercer Square, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW PA-Newtown Square, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW PA-Warwick Plaza, LLC	Delaware	GRI-Regency, LLC	Member	100%

MCW-RC SC-Merchant’s, LLC (fka MCW-RC South Carolina, LLC)	Delaware	GRI-Regency, LLC	Member	100%

MCW-RC SC-Merchant’s Village Member, LLC	Delaware	MCW-RC SC-Merchant’s, LLC	Member	100%

MCW-RC SC-Merchant’s Village, LLC	Delaware	MCW-RC SC-Merchant’s Village Member, LLC	Member	100%

FW CA-Brea Marketplace Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW CA-Brea Marketplace, LLC	Delaware	FW CA-Brea Marketplace Member, LLC	Member	100%

U.S. Retail Partners Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
U.S. Retail Partners Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

U.S. Retail Partners, LLC	Delaware	U.S. Retail Partners Holding, LLC U.S. Retail Partners Member, LLC	Managing Member Member	1 99	% %

FW CO-Arapahoe Village, LLC	Delaware	U.S. Retail Partners	Member	100%

FW CO-Cherrywood Square, LLC	Delaware	U.S. Retail Partners	Member	100%

FW CO-Ralston Square, LLC	Delaware	U.S. Retail Partners	Member	100%

FW MN-Colonial Square, LLC	Delaware	U.S. Retail Partners	Member	100%

USRP I Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%

USRP I Member, LLC	Delaware	GRI-Regency, LLC	Member	100%

USRP I, LLC	Delaware	USRP I Holding, LLC USRP I Member, LLC	Managing Member Member	1 99	% %

FW NJ-Plaza Square, LLC	Delaware	USRP I	Member	100%

FW VA-Greenbriar Town Center, LLC	Delaware	USRP I	Member	100%

FW VA-Festival at Manchester, LLC	Delaware	USRP I	Member	100%

FW-Reg II Holdings, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW CA-Auburn Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Bay Hill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Five Points Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Mariposa Gardens Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
FW CA-Navajo Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Point Loma Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Rancho San Diego Village, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Silverado Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Snell & Branham Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Twin Oaks Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CA-Ygnacio Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW CT-Corbins Corner Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW DC-Spring Valley Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Brentwood Commons, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Riverside/Rivers Edge, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Riverview Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW IL-Stonebrook Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

USRP Willow East, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

USRP Willow West, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

Parkville Shopping Center, LLC	Maryland	FW-Reg II Holdings, LLC	Member	100%

FW-Reg II Holding Company Two, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW CA-Granada Village, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW CA-Laguna Niguel Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW CA-Pleasant Hill Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW IL-Civic Center Plaza, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW IL-McHenry Commons Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
FW IN-Willow Lake West, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW NJ-Westmont Shopping Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW NC-Shoppes of Kildaire, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW OR-Greenway Town Center, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

FW WI Racine Centre, LLC	Delaware	FW-Reg II Holding Company Two, LLC	Member	100%

USRP LP, LLC	Delaware	GRI-Regency, LLC	Member	100%

USRP GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

US Retail Partners Limited Partnership	Delaware	USRP GP, LLC USRP LP, LLC Preferred Partners	General Partner Limited Partner Limited Partners	1 99 profit sharing	% %

FW MD Woodmoor Borrower, LLC	Delaware	US Retail Partners Limited Partnership	Member	100%

Enterprise Associates	Maryland	USRP GP, LLC US Retail Partners Limited Partnership	General Partner Limited Partner	1 99	% %

FW Bowie Plaza GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Capitol Place I Investment Limited Partnership	Maryland	FW Bowie Plaza GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

FW Elkridge Corners GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

L and M Development Company Limited Partnership	Maryland	FW Elkridge Corners GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

FW Woodholm GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Woodholme Properties Limited Partnership	Maryland	FW Woodholm GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
FW Woodholme Borrower, LLC	Delaware	Woodholme Properties Limited Partnership	Member	100%

FW Southside Marketplace GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Southside Marketplace Limited Partnership	Maryland	FW Southside Marketplace GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

FW Southside Marketplace Borrower, LLC	Delaware	Southside Marketplace Limited Partnership	Member	100%

FW Valley Centre GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Greenspring Associates Limited Partnership	Maryland	FW Valley Centre GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

FW MD-Greenspring Borrower, LLC	Delaware	Greenspring Associates Limited Partnership	Member	100%

Eastern Shopping Centers I, LLC	Delaware	GRI-Regency, LLC	Member	100%

Cloppers Mill Village Center, LLC	Maryland	GRI-Regency, LLC Eastern Shopping Centers I, LLC	Member	100%

City Line Shopping Center Associates	Pennsylvania	US Retail Partners Limited Partnership City Line LP, LLC	General Partner Limited Partner	1 99	% %

City Line LP, LLC	Delaware	USRP LP, LLC	Member	100%

FW Allenbeth GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

Allenbeth Associates Limited Partnership	Maryland	FW Allenbeth GP, LLC Eastern Shopping Centers I, LLC	General Partner Limited Partner	1 99	% %

FW Weslyan GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
FW TX-Weslyan Plaza, L.P.	Delaware	FW Weslyan GP, LLC FW Texas LP, LLC	General Partner Limited Partner	1 99	% %

FW Woodway GP, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW TX-Woodway Collection, L.P.	Delaware	FW Woodway GP, LLC FW Texas LP, LLC	General Partner Limited Partner	1 99	% %

FW VA-Ashburn Farm Village Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Centre Ridge Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Fox Mill Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Kings Park Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-Saratoga Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW VA-The Village Shopping Center, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW Gayton Crossing Holding, LLC	Delaware	GRI-Regency, LLC	Member	100%

FW VA-Gayton Crossing Shopping Center, LLC	Delaware	FW Gayton Crossing Holding, LLC	Member	100%

FW WA-Aurora Marketplace, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WA-Eastgate Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WA-Overlake Fashion Plaza, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

FW WI-Whitnall Square, LLC	Delaware	FW-Reg II Holdings, LLC	Member	100%

Macquarie-Regency Management, LLC	Delaware	Regency Centers, L.P.	Managing Member	In liquidation

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Macquarie CountryWide-Regency III, LLC	Delaware	Macquarie-Regency Management, LLC Regency Centers, L.P.	Managing Member Member	In liquidation

MCW RC III Hilltop Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW RC III Hilltop Village, LLC	Delaware	MCW RC III Hilltop Village Member, LLC	Member	100%

MCW-RD Brentwood Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Bridgeton, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Dardenne Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Kirkwood Commons Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCW-RD Kirkwood Commons, LLC	Delaware	MCW-RD Kirkwood Commons Member, LLC	Member	100%

RegCal, LLC	Delaware	California State Teachers Retirement System Regency Centers, L.P.	Member Managing Member	75 25	% %

RegCal Holding, LLC	Delaware	RegCal, LLC	Member	100%

CAR Apple Valley Square Member, LLC	Delaware	RegCal, LLC	Member	100%

CAR Apple Valley Square, LLC	Delaware	CAR Apple Valley Square Member, LLC	Member	100%

CAR Apple Valley Land, LLC	Delaware	RegCal, LLC	Member	100%

CAR Braemar Village, LLC	Delaware	RegCal, LLC	Member	100%

CAR Calhoun Commons, LLC	Delaware	RegCal, LLC	Member	100%

CAR Corral Hollow, LLC	Delaware	RegCal Holding, LLC	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
CAR Five Corners Plaza, LLC	Delaware	Five Corners Plaza Member, LLC	Member	100%

Five Corners Plaza Member, LLC	Delaware	RegCal, LLC	Member	100%

CAR Fuquay Crossing, LLC	Delaware	RegCal, LLC	Member	100%

CAR Providence Commons, LLC	Delaware	RegCal, LLC	Member	100%

CAR Shops at the Columbia, LLC	Delaware	RegCal, LLC	Member	100%

KF-REG Holding, LLC	Delaware	RegCal, LLC	Member	100%

KF-REG Associates, LLC	Delaware	KF-REG Holding, LLC	Member	100%

King Farm Center, LLC	Delaware	KF-REG Associates, LLC	Member	100%

Regency Retail GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Retail Partners, LP	Delaware

Regency Retail GP, LLC

Metropolitan Tower Life Insurance Company

General American Life Insurance Company

Metropolitan Life Insurance Company

STRS Ohio Opportunity Real Estate Investments, LLC

NLI Properties West, Inc. (Nippon Life Insurance Company)

			General Partner Limited Partner Limited Partner Limited Partner Limited Partner Limited Partner	33.82 2.44 2.44 4.87 45.14 11.29	% % % % % %

RRP Parent REIT, Inc.	Maryland	Regency Retail Partners, LP	Common Stock	100%

RRP GIC RE Feeder, LP	Delaware	Regency Retail GP, LLC RGNCY Retail Trust	General Partner Limited Partner	0 100	% %

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
RRP German Feeder, LP	Delaware	Regency Retail GP, LLC RRP GmbH & Co. KG	General Partner Limited Partner	0 100	% %

RRP Subsidiary REIT, LP	Delaware	Regency Retail GP, LLC Regency Retail Partners, LP RRP Parent REIT, Inc, RRP GIC RE Feeder, LP RRP German Feeder, LP	General Partner Limited Partner Limited Partner Limited Partner Limited Partner	0.0 .001 42.067 38.319 19.613	% % % % %

RRP Operating, LP	Delaware	Regency Retail GP, LLC RRP Subsidiary REIT, LP	General Partner Common LP	8.8 91.2	% %

RRP Falcon Ridge GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Falcon Ridge Town Center, LP	Delaware	RRP Falcon Ridge GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

RRP Falcon Ridge Phase II GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Falcon Ridge Town Center Phase II, LP	Delaware	RRP Falcon Ridge Phase II GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

Fortuna Regency, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Fortuna GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Fortuna, LP	Delaware	RRP Fortuna GP, LLC Fortuna Regency, LLC	General Partner Limited Partner	.5 99.5	% %

RRP Indian Springs GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Indian Springs, LP	Delaware	RRP Indian Springs GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

RRP Orchard Park GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Orchard Park, LP	Delaware	RRP Orchard Park GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
RRP Silver Spring GP, LLC	Delaware	RRP Operating, LP	Member	100%

Silver Spring Square II, L.P.	Delaware	RRP Silver Spring GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

RRP Sycamore Plaza GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Sycamore Plaza, LP	Delaware	RRP Sycamore Plaza GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

RRP Vista Village Phase I GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Vista Village Phase I, LP	Delaware	RRP Vista Village Phase I GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

RRP Vista Village Phase II GP, LLC	Delaware	RRP Operating, LP	Member	100%

RRP Vista Village Phase II, LP	Delaware	RRP Vista Village Phase II GP, LLC RRP Operating, LP	General Partner Limited Partner	.5 99.5	% %

US Regency Retail REIT I	Texas	US Southern Retail, LLC US Republic Core Fund, L.P. Regency Centers, L.P.	Common Stock Common Stock Common Stock	57.27 23.53 19.20	% % %

US Regency Retail I, LLC	Delaware	US Regency Retail REIT I Regency Centers, L.P.	Member Managing Member	99 1	% %

RC FL-Anastasia, LLC (fka MCW-RC FL-Anastasia, LLC)	Delaware	Regency Centers, L.P.	Member	100%

RC-FL King’s Crossing, LLC (fka MCW-RC FL-King’s, LLC and fka MCW-RC Florida, LLC)	Delaware	Regency Centers, L.P.	Member	100%

RC FL-Shoppes at 104, LLC (fka MCW-RC FL-Shoppes at 104, LLC)	Delaware	Regency Centers, L.P.	Member	100%

RC GA-Howell Mill, LLC (fka MCW-RC GA-Howell Mill Village, LLC)	Delaware	Regency Centers, LLC	Member	100%

MCD-RC CA-Amerige, LLC	Delaware	Regency Centers, L.P.	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
MCD-RC El Cerrito Holdings, LLC	Delaware	Regency Centers, L.P.	Member	100%

MCD-RC CA-El Cerrito, LLC	Delaware	MCD-RC El Cerrito Holdings, LLC	Member	100%

REG8 Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

REG8 Tassajara Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Plaza Hermosa, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Sequoia Station, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Mockingbird Commons, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Sterling Ridge, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Prestonbrook Crossing, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Wellington, LLC	Delaware	REG8 Member, LLC	Member	100%

REG8 Berkshire Commons, LLC	Delaware	REG8 Member, LLC	Member	100%

FL-Corkscrew Village Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Corkscrew Village, LLC	Delaware	FL-Corkscrew Village Member, LLC	Member	100%

FL-Naples Walk Shopping Center Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Naples Walk Shopping Center, LLC	Delaware	FL-Naples Walk Shopping Center Member, LLC	Member	100%

FL-Northgate Square Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

FL-Northgate Square, LLC	Delaware	FL-Northgate Square Member, LLC	Member	100%

19330 Hawthorne, LLC	Delaware	Regency Centers, L.P.	Member	100%

60617 Balboa Mesa, LLC	Delaware	Regency Centers, L.P.	Member	100%

4S Regency Partners, LLC	Delaware	Regency Centers, L.P. 4S Ranch Company 1700, L.P.	Member Member	80 20	% %

Alba Village Regency, LLC	Delaware	Regency Centers, L.P. Northgate Center Phase I, LLC	Member Member	Varies

Applegate Ranch, LLC	Delaware	Regency Centers, L.P.	Member	100%

Bammel North Houston Center, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	Varies

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Bartram Park Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	Varies

Belleview Square, LLC	Delaware	Regency Centers, L.P.	Member	100%

Bridges Insurance Company	South Carolina	Regency Centers, L.P.	Shareholder	100%

Buckwalter Bluffton, LLC	Delaware	Regency Centers, L.P.	Member	100%

Clayton Valley Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Colonnade Regency, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %

Conroe/White Oak Marketplace, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Co., L.P.	General Partner Limited Partner	Varies

Corvallis Market Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

CPGPI Erwin, LLC	Delaware	Regency Centers, L.P. CPGPI Erwin Retail, LLC	Managing Member Member	Varies

Deer Springs Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fairfax Regency, LLC	Delaware	Regency Centers, L.P. J. Donegan Company	Managing Member Member	Varies

Fairhope, LLC	Delaware	Regency Centers, L.P.	Member	100%

Fortuna Regency Phase II, LLC	Delaware	Regency Centers, L.P.	Member	100%

FV Commons, LLC	Delaware	Regency Centers, L.P.	Member	100%

Gateway Azco GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Gateway Azco LP, LLC	Delaware	Regency Centers, L.P.	Member	100%

AZCO Partners	Pennsylvania	Gateway Azco Partners GP, LLC Gateway Azco LP, LLC	General Partner Limited Partner	1 99	% %

Gateway Azco Manager, LLC	Delaware	Regency Centers, L.P.	Member	100%

Glen Oak Glenview, LLC	Delaware	Regency Centers, L.P.	Member	100%

Glenview-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Grand Ridge Plaza I, LLC	Delaware	Regency Centers, L.P.	Member	100%

Grand Ridge Plaza II, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hasley Canyon Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hibernia North, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hickory Creek Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

Hoadly Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Indian Springs GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Indian Springs at Woodlands, Ltd.	Texas	Indian Springs GP, LLC Regency Woodlands/Kuykendahl Retail, Ltd.	General Partner Limited Partner	0.1 99.9	% %

Indio Jackson, LLC	Delaware	Regency Centers, L.P.	Member	100%

Kent Place Regency, LLC	Delaware	Regency Centers, L.P. Kent Place Investors, LLC	Managing Member Member	Varies

Langston Center, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50 50	% %

Lee Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

The Marketplace at Briargate, LLC	Delaware	Regency Centers, L.P.	Member	100%

Menifee Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

Merrimack Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Murfreesboro North, LLC	Delaware	Regency Centers, L.P.	Member	100%

Murieta Gardens Shopping Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

NSHE Winnebago, LLC	Arizona	Regency Centers, L.P.	Member	100%

NTC-REG, LLC	Delaware	Regency Centers, L.P.	Member	100%

New Smyrna Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

New Windsor Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

Northlake Village Shopping Center, LLC	Florida	Regency Centers, L.P.	Member	100%

Oakshade Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Ocala Corners, LLC	Delaware	Regency Centers, L.P.	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Ocala Retail Partners, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Member Member	50 50	% %

Otay Mesa Crossing, LLC	Delaware	Regency Centers, L.P.	Member	100%

Parmer Tech Ridge, LLC	Delaware	Regency Centers, L.P.	Member	100%

Parmer Tech Ridge Parcel 2, LLC	Delaware	Regency Centers, L.P.	Member	100%

Phillips Place Partners, LLC	North Carolina	Regency Centers, L.P. John Harris Phillips Place Management Company	Member Member Member	50 49 1	% % %

Queensboro Associates, L.P.	Georgia	Regency Centers, L.P. Real Sub, LLC	General Partner Limited Partner	50 50	% %

Regency Centers Acquisitions, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Centers Advisors, LLC	Florida	Regency Centers, L.P.	Member	100%

RC CA Santa Barbara, LLC	Delaware	Regency Centers, L.P.	Member	100%

RC Georgia Holdings, LLC	Georgia	Regency Centers, L.P.	Member	100%

Red Bank Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Alliance Santa Rosa	Delaware	Regency Centers, L.P.	Member	100%

Regency Centers Georgia, L.P.	Georgia	RC Georgia Holdings, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %

Regency Blue Ash, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Cahan Clovis, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Magi, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Marinta-LaQuinta, LLC	Delaware	Regency Centers, L.P. Marinita Development Co.	Managing Member Member	Interests Vary

Regency NC GP, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Opitz, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Petaluma, LLC	Delaware	Regency Centers, L.P.	Member	100%

Regency Remediation, LLC	Florida	Regency Centers, L.P.	Member	100%

Regency Woodlands/Kuykendahl Retail, Ltd.	Texas	Regency Centers, L.P. HEB Grocery Company, LP	General Partner Limited Partner	50 50	% %

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Sandy Springs Regency, LLC	Delaware	Regency Centers, L.P.	Member	100%

Shops at Saugus, LLC	Delaware	Regency Centers, L.P.	Member	100%

Signature Plaza, LLC	Delaware	Regency Centers, L.P.	Member	100%

Southpark Cinco Ranch, LLC	Delaware	Regency Centers, L.P. Southpark HRC, LLC	Managing Member Member	Varies

Spring Hill Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

T&M Shiloh Development Company	Texas	Regency Centers, L.P.	General Partner	100%

T&R New Albany Development Company, LLC	Ohio	Regency Centers, L.P. Topvalco	Managing Member Member	50 50	% %

Tinwood, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50 50	% %

Tinwood-Lynn Haven, LLC	Delaware	Tinwood, LLC	Member	100%

Tinwood-Pebblebrooke, LLC	Delaware	Tinwood, LLC	Member	100%

Twin City Plaza Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

Twin City Plaza, LLC	Delaware	Twin City Plaza Member, LLC	Member	100%

Uptown Member, LLC	Delaware	Regency Centers, L.P.	Member	100%

Uptown District Regency, LLC	Delaware	Uptown Member, LLC	Member	100%

Valleydale, LLC	Delaware	Regency Centers, L.P. Real Sub, LLC	Managing Member Member	50 50	% %

Vista Village, LLC	Delaware	Regency Centers, L.P.	Member	100%

Wadsworth, LLC	Delaware	Regency Centers, L.P.	Member	100%

DJB No. 23, L.P.	Texas	Wadsworth, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %

WFC-Purnell, L.P.	Delaware	Regency NC GP, LLC Regency Centers, L.P.	General Partner Limited Partner	1 99	% %

Walton Town Center, LLC	Delaware	Regency Centers, L.P.	Member	100%

Waterside Marketplace, LLC	Delaware	Regency Centers, L.P.	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
RRG Holdings, LLC	Florida	Regency Centers, L.P.	Member	100%

Regency Realty Group, Inc.	Florida	Regency Centers, L.P. RRG Holdings, LLC	Preferred Stock Common Stock Common Stock	100 7 93	% % %

1488-2978 SC GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

1488-2978 SC, L.P.	Texas	1488-2978 SC GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1 99	% %

Accokeek Regency South, LLC	Delaware	Regency Realty Group, Inc. Accokeek South, LLC	Managing Member Member	Interests Vary

Alameda Bridgeside Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Amherst Street Shopping Center, LLC	Delaware	Regency Realty Group	Member	100%

Bordeaux Development, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Caligo Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Castaic Vine, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Cathedral City Rio Vista Town Centre, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Chestnut Powder, LLC	Georgia	Regency Realty Group, Inc.	Member	100%

Clarksburg Retail Partners, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Culpeper Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Dixon, LLC	Florida	Regency Realty Group, Inc.	Member	100%

East Towne Center, LLC	Delaware	Regency Realty Group, Inc. Lake McLeod, LLC	Managing Member Member	Interests Vary

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Edmunson Orange Corp.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%

Edmunson Orange North Carolina, LLC	Delaware	Edmunson Orange Corp.	Member	100%

VP101, LLC	Delaware	Edmunson Orange Corp.	Member	100%

Fontainebleau Square, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Gateway 101, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Hanover Northampton GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Hanover Northampton LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Hanover Northampton Partner, LP	Delaware	Hanover Northampton LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0 100	% %

Hanover Northampton Retail, LP	Delaware	Hanover Northampton GP, LLC Hanover Northampton Partner, LP	General Partner Limited Partner	.5 99.5	% %

Kulpsville Village Center LP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Kulpsville Village Center, LP	Delaware	Kulpsville Village Center LP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	.5 99.5	% %

Lonestar Retail, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Loveland Shopping Center, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Partner, LP	Delaware	Regency Realty Group, Inc. Lower Nazareth LP Holding, LLC	Limited Partner General Partner	100 0	% %

Lower Nazareth GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Commons, LP	Delaware	Lower Nazareth GP, LLC Lower Nazareth Partner, LP	General Partner Limited Partner	.5 99.5	% %

Lower Nazareth II LP Holding, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth II Partner, LP	Delaware	Lower Nazareth II LP Holding, LLC Regency Realty Group, Inc.	General Partner Limited Partner	0 100	% %

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
Lower Nazareth II GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Lower Nazareth Commons II, LP	Delaware	Lower Nazareth II GP, LLC Lower Nazareth II Partner, LP	General Partner Limited Partner	.5 99.5	% %

Luther Properties, Inc.	Tennessee	Regency Realty Group, Inc.	Common Stock	100%

Marietta Outparcel, Inc.	Georgia	Regency Realty Group, Inc.	Common Stock	100%

Middle Creek Commons, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Mitchell Service, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

NorthGate Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Paso Golden Hill, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

RB Airport Crossing, LLC	Delaware	Regency Realty Group, Inc. Airport 6, LLC	Managing Member Member	Interests Vary

RB Augusta, LLC	Delaware	Regency Realty Group, Inc. P-6, LLC	Managing Member Member	Interests Vary

RB Schererville Crossings, LLC	Delaware	Regency Realty Group, Inc. WH41, LLC	Managing Member Member	Interests Vary

RB Schererville 101, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 102, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 103, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 104, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 105, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RB Schererville 106, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

Schererville GRG, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

LQR1, LLC	Indiana	RB Schererville Crossings, LLC	Member	100%

RRG Net, LLC	Florida	Regency Realty Group, Inc.	Member	100%

Regency I-45/Spring Cypress Retail, L.P.	Delaware	Regency Realty Group, Inc. HEB Grocery Company, L.P.	General Partner Limited Partner	Interests Vary

Regency Realty Group-NE, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%

Regency Solar, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

SS Harbour GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

Entity	Jurisdiction	Owner(s)	Nature of Interest(1)	% of Ownership
SS Harbour, L.P.	Texas	SS Harbour GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1 99	% %

Seminole Shoppes, LLC	Delaware	Regency Reatly Group, Inc. M&P Shopping Centers	Managing Member Member	50 50	% %

Shops at Highland Village GP, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Shops at Highland Village Development, Ltd.	Texas	Shops at Highland Village GP, LLC Regency Realty Group, Inc.	General Partner Limited Partner	1 99	% %

Shops at Quail Creek, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Slausen Central, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Stanley Bernal, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

State Street Crossing, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Stonewall Regency, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

Summerville-Orangeburg, LLC	Delaware	Regency Realty Group, Inc.	Member	100%

RRG Pennsylvania GP, Inc.	Florida	Regency Realty Group, Inc.	Common Stock	100%

Swatara Marketplace LP	Delaware	RRG Pennsylvania GP, Inc. Regency Realty Group, Inc.	General Partner Limited Partner	.5 99.5	% %

Tysons Seven, LLC	Delaware	Regency Realty Group, Inc. JDC Tysons, LLC	Managing Member Member	Varies

West End Properties, LLC	Florida	Regency Realty Group, Inc.	Member	100%

(1)	Unless otherwise noted, the sole member of all single member limited liability companies is also the managing member or manager of the limited liability company.

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

1. Each of the Company and its Significant Subsidiaries, including the Partnership, has been duly incorporated and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification and is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

2. All of the outstanding shares of capital stock or partnership interests of each subsidiary of the Company, including the Partnership, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth on Exhibit D to the Equity Distribution Agreement or in the Prospectus, as amended or supplemented, all outstanding shares of capital stock or partnership interests of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to our knowledge, after due inquiry, any other security interest, claim, lien or encumbrance;

3. The Company’s authorized equity capitalization is as set forth in the Prospectus, as amended and supplemented; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of common stock and preferred stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered by the Company pursuant to the Equity Distribution Agreement against payment of the consideration set forth in the Equity Distribution Agreement, will be validly issued, fully paid and nonassessable, and will have the same rights as the outstanding shares of common stock; the holders of outstanding shares of common stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or the Company’s articles of incorporation or bylaws, or, to our knowledge, under any agreement by which the Company is bound; none of the outstanding capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, any securities of the Company; and, except as set forth in the Prospectus, as amended or supplemented, to our knowledge, no options, warrants, preemptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

4. To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document relating to the Company or its subsidiaries of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus under the headings “Capital Stock” and “Description of Common Stock”, and the statements included or incorporated by reference in the Prospectus under the heading “Certain Material Federal Income Tax Considerations” and in the Prospectus Supplement under the headings “Additional Material Federal Income Tax Considerations” and “Plan of Distribution” (other than the information furnished in writing to the Company by or on behalf of any sales agent), insofar as such statements summarize legal matters, agreements to which the Company or the Partnership is a party, documents or proceedings discussed therein, are accurate and fair summaries of such terms, legal matters, agreements, documents or proceedings;

5. The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any amendments or supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus, including the documents incorporated by reference therein (other than the financial statements and other financial and statistical information contained therein, as to which we express no opinion), each as amended or supplemented, comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

6. The Equity Distribution Agreement has been duly authorized, executed and delivered by the Company and the Partnership;

7. Neither the Company nor the Partnership is and, after giving effect to the offering and sale of the Securities as contemplated in the Equity Distribution Agreement and the application of the proceeds thereof as described in the Prospectus, neither will be, an “investment company” as defined in the Investment Company Act;

8. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company or Partnership in connection with the transactions contemplated in the Equity Distribution Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the sales agents in the manner contemplated in the Equity Distribution Agreement and in the Prospectus;

9. The execution and delivery by the Company and Partnership of the Equity Distribution Agreement, their compliance with all of the provisions thereof and the provisions of the Securities, and the consummation by the Company and Partnership of any of the transactions contemplated in the Equity Distribution Agreement, and, to our knowledge, the sale of the Securities to be sold by the Company and, to our knowledge, the consummation by the parties other than the Company and Partnership of any of the transactions contemplated in the Equity Distribution Agreement, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries (including the Partnership) pursuant to, (i) the charter, bylaws, certificate of limited partnership, partnership agreement, or operating agreement of the Company or its subsidiaries (including the

Partnership), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to us to which the Company or any of its subsidiaries (including the Partnership) is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree known to us to be applicable to the Company or its subsidiaries (including the Partnership) of any court, regulatory body, administrative agency, governmental body or arbitrator or other authority having jurisdiction over the Company or its subsidiaries (including the Partnership) or any of its or their properties which, in our experience, is normally applicable to transactions of the type contemplated by the Equity Distribution Agreement other than, in the case of clauses (ii) and (iii), such breaches or violation which, if determined adversely to the Company or the Partnership, would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of the transactions contemplated in the Equity Distribution Agreement;

10. Neither the Company nor any of its Significant Subsidiaries (including the Partnership) is, to our knowledge, (i) in violation of its charter, by-laws, certificate of partnership, partnership agreement or operating agreement or, (ii) to our knowledge, in default in the performance or observance of any obligation, covenant or condition contained in any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to us and to which the Company or any of its subsidiaries (including the Partnership) is a party or bound or to which its or their property is subject other than, in the case of (ii), such defaults which, if determined adversely to the Company or the applicable Significant Subsidiary (including the Partnership), would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by the Equity Distribution Agreement;

11. To our knowledge no holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

12. The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for each taxable year since its inception through the most recently completed fiscal year, and based on assumptions set forth in the Prospectus and certain representations of the Company, including but not limited to those set forth in an Officer’s Certificate executed by J. Christian Leavitt, Senior Vice President, Treasurer and Assistant Secretary of the Company, dated as of the date hereof the Company’s present and contemplated organization, ownership, method of operation, assets and income are such that the Company is in a position under present law to so qualify for the current fiscal year and in the future; and

13. To our knowledge, the Company is in compliance with the rules and regulations of the New York Stock Exchange, Inc. (the “NYSE”), including without limitation, the requirements for continued listing of the common stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to our knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the common stock from the NYSE.

Such counsel shall have also delivered to the sales agents a written statement, addressed to the sales agents and dated as of the Settlement Date, in form and substance reasonably satisfactory to the sales agents, to the effect that such counsel has acted as counsel to the Company and the Partnership in connection with the preparation of the Registration Statement and the Prospectus, and in the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and the Partnership and their accountants and based upon such counsel’s examination of the Registration Statement and the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe (i) that any part of the Registration Statement, or any further amendment thereto made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Prospectus or the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) that, as of its date and as of such Settlement Date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Settlement Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected                     , of Regency Centers Corporation (“Company”), a Florida corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated August 6, 2013 (the “Agreement”) between the Company, Regency Centers, L.P. and Jefferies LLC that to the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 5 of the Agreement are true and correct as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Jefferies LLC.

F-2

EXHIBIT G

ISSUER FREE WRITING PROSPECTUSES

NONE

G-1